                                                                               .
                                                                               .
                                                                               .

EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT

            NAME                               STATE OF INCORPORATION
----------------------------------         -------------------------------
SVS Trucking, Inc. Minnesota               Minnesota

ShopKo Properties, Inc.                    Minnesota

ShopKo Ventures - Duluth, Inc.             Minnesota

Penn-Daniels, Incorporated                 Delaware

SKO Holdings, Inc.                         Delaware

SKO Optical Manufacturing, Inc.            Wisconsin

ShopKo Foundation, Inc.                    Wisconsin (non-stock)

Pamida, Inc.                               Delaware

Pamida Transportation Company              Nebraska

Pamida Foundation                          Nebraska (non-stock, non-profit)

P.M. Place Stores Company                  Missouri

Place's Associates' Expansion, LLC         Missouri

                                                                              74